Exhibit 10.1

Execution Version

CONSENT AND AMENDMENT NO. 2

TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

This CONSENT AND AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Consent and Amendment”) is dated as of November 18, 2021 and is executed by and among CALUMET SPECIALTY PRODUCTS PARTNERS, L.P., a Delaware limited partnership (“MLP Parent”), the Subsidiaries of MLP Parent listed as “Borrowers” on the signature pages hereto (together with MLP Parent, collectively, “Borrowers” and each individually a “Borrower”), the Lenders party hereto and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

A. Borrowers, Guarantors (if any), Lenders and Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of February 23, 2018 (as amended by that certain First Amendment to Third Amended and Restated Credit Agreement dated as of September 4, 2019 and as further amended or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used in this Consent and Amendment not otherwise defined herein shall have the respective meanings given thereto in the Credit Agreement).

B. The Borrowers have requested consent to the sale by Calumet Montana to Montana Renewables, LLC (“Montana Renewables”), a newly formed subsidiary of Montana Renewables Holdings LLC (“Montana Holdings”), a newly formed subsidiary of Calumet Montana to be designated as an Unrestricted Subsidiary, of the existing hydrocracker and related West rail rack, hydrogen plant and sour water stripper and certain related tanks located at Great Falls, Montana (the “Hydrocracker Disposition”).

C. In connection with the Hydrocracker Disposition, the Borrowers intend to permanently reduce the Refinery Asset Borrowing Base Component to zero and, upon such reduction and the Borrowers’ satisfaction of the conditions set forth in Section 7.8 of the Credit Agreement, Agent shall release its Liens on the Refinery Collateral.

D. (i) Calumet Montana is an Inventory Structuring Subsidiary party to that certain Supply and Offtake Agreement dated as of March 31, 2017, as amended and in effect on the date hereof, between Macquarie Energy North America Trading, Inc. (“Macquarie”) and Calumet Montana;

(ii) In connection therewith, Agent entered into that certain Amended and Restated Acknowledgment Agreement dated November 1, 2018 (the “Calumet Montana Inventory Structuring Intercreditor”) among Macquarie, Agent, Calumet Montana and Calumet Refining, LLC, pursuant to which, among other things, Agent expressly disclaimed any Lien on cash of, and/or letters of credit issued for the account of, Calumet Montana in an aggregate amount not to exceed US $5,000,000 (the “Calumet Montana Independent Amount”); and

(iii) Calumet Montana has requested consent to an increase of the Calumet Montana Independent Amount to $10,000,000 (the “Calumet Montana Inventory Structuring Intercreditor Amendment”).

E. (i) Calumet Shreveport Refining, LLC, formerly known as Calumet Shreveport Lubricants & Waxes, LLC, and successor by merger to Calumet Shreveport Fuels, LLC (“Calumet Shreveport”) is an Inventory Structuring Subsidiary party to that certain Supply and Offtake Agreement dated as of June 19, 2017, as amended and in effect on the date hereof, between Macquarie and Calumet Shreveport;

(ii) In connection therewith, Agent entered into that certain Acknowledgment Agreement dated June 19, 2017 (the “Calumet Shreveport Inventory Structuring Intercreditor”) among, Macquarie, Agent and Calumet Shreveport, pursuant to which, among other things, Agent expressly disclaimed any Lien on cash of, and/or letters of credit issued for the account of, Calumet Shreveport in an aggregate amount not to exceed US $10,000,000 (the “Calumet Shreveport Independent Amount”); and

(iii) Calumet Shreveport has requested consent to a decrease of the Calumet Shreveport Independent Amount to $5,000,000 (the “Calumet Shreveport Inventory Structuring Intercreditor Amendment” and together with the Calumet Montana Inventory Structuring Intercreditor Amendment, the “Inventory Structuring Intercreditor Amendments”).

F. The Lenders party hereto and Agent desire to consent to the Hydrocracker Disposition and the Inventory Structuring Intercreditor Amendments and to amend the Credit Agreement, in each case, on the terms and conditions contained in this Consent and Amendment.

NOW, THEREFORE, in consideration of the premises and further valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Consent.

(a)	Effective as of the Second Effective Date (as defined below), the Lenders party hereto and Agent hereby consent to the Hydrocracker Disposition.

(b)

Effective as of the First Effective Date (as defined below), the Lenders party hereto and Agent hereby (i) consent to the Inventory Structuring Intercreditor Amendments and further authorize Agent (for and on behalf of Agent and Lenders) to further evidence the Inventory Structuring Intercreditor Amendments by executing and delivering (A) an amendment to the Calumet Montana Inventory Structuring Intercreditor to increase the Calumet Montana Independent Amount to $10,000,000 and (B) an amendment to the Calumet Shreveport Inventory Structuring Intercreditor to decrease the Calumet Shreveport Independent Amount to $5,000,000, in each case, in form and substance reasonably satisfactory to Agent and (ii) agree that, if the Hydrocracker Disposition is not consummated on or before November 16, 2021, the Availability Reserve shall be deemed not to include that portion of the Senior Notes Maturity Reserve that consists solely of the then-outstanding aggregate principal amount of 7.625% unsecured senior notes due 2022 (the “2022 Notes”) issued by MLP Parent and Calumet Finance; provided, however, that the Borrowers shall not permit the Facility Usage to exceed, and the Lenders shall not be required to fund any Loans, arrange for issuance of any

Letters of Credit or grant any other accommodation under the Credit Agreement to or for the benefit of the Borrowers if that would cause the Facility Usage to exceed the Borrowing Base as in effect immediately prior to giving effect to the consent in this clause (b)(ii) unless (x) the proceeds of any such Loan are used to fund an Investment by MLP Parent in Montana Renewables in an amount not to exceed $145,000,000 and (y) concurrently with the receipt of such Loan proceeds, Montana Renewables receives term loan proceeds in an aggregate principal amount not less than $300,000,000; provided, further, that if the Hydrocracker Disposition is not consummated and the Net Cash Proceeds thereof are not used to repay the 2022 Notes in full, or the sale agreement pursuant to which the Hydrocracker Disposition is to be effected is terminated, in each case, on or prior to November 30, 2021, then the Borrowing Base shall immediately and automatically be adjusted to give effect to the full amount of the Senior Notes Maturity Reserve, including in respect of the 2022 Notes.

2. Amendment. Effective as of the First Effective Date, the parties hereto further agree to amend the Credit Agreement as follows:

(a)	The following defined terms shall be added to Section 1.1 of the Credit Agreement:

(i)	“Affected Financial Institution” – any EEA Financial Institution or UK Financial Institution.

(ii)

“Available Tenor” – as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y) otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

(iii)

“Benchmark” – initially, LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to Section 3.1.4 then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

(iv)	“Benchmark Replacement”:

(1)	For purposes of Section 3.1.4(a), the first alternative set forth below that can be determined by Agent:

a. the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, and 0.71513% (71.513 basis points) for an Available Tenor of twelve-months’ duration, or

b. the sum of: (i) Daily Simple SOFR and (ii) 0.11448% (11.448 basis points);

provided that, if initially LIBOR is replaced with the rate contained in clause (b) above (Daily Simple SOFR plus the applicable spread adjustment) and subsequent to such replacement, Agent determines that Term SOFR has become available and is administratively feasible for Agent in its sole discretion, and Agent notifies the Borrower Agent and each Lender of such availability, then from and after the beginning of the Interest Period, relevant interest payment date or payment period for interest calculated, in each case, commencing no less than thirty (30) days after the date of such notice, the Benchmark Replacement shall be as set forth in clause (a) above; and

(2)

For purposes of Section 3.1.4(b), the sum of (a) the alternate benchmark rate and (b) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Agent and the Borrower Agent as the replacement Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by a Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (iv) or (2) above would be less than 0.00%, the Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Credit Documents.

Any Benchmark Replacement shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for Agent, such Benchmark Replacement shall be applied in a manner as otherwise reasonably determined by Agent.

(v)

“Benchmark Replacement Conforming Changes”—with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Agent in a manner substantially consistent with market practice (or, if Agent decides that adoption of any portion of such market practice is not administratively feasible or if Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

(vi)

“Benchmark Transition Event”—with respect to any then-current Benchmark other than LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark or a Governmental Authority with jurisdiction over such administrator announcing or stating that all Available Tenors are or will no longer be representative, or made available, or used for determining the interest rate of loans, or shall or will otherwise cease, provided that, at the time of such statement or publication, there is no successor administrator that is satisfactory to Agent, that will continue to provide any representative tenors of such Benchmark after such specific date.

(vii)

“Communication”—this Agreement, any Credit Document and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to any Credit Document.

(viii)	“Covered Entity”—as defined in Section 13.24.

(ix)

“Daily Simple SOFR” – with respect to any applicable determination date means the secured overnight financing rate (“SOFR”) published on such date by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s website (or any successor source).

(x)

“Early Opt-in Effective Date”—with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.

(xi)	“Early Opt-in Election”—the occurrence of:

(1)

a determination by Agent, or a notification by the Borrower Agent to Agent that the Borrower Agent has made a determination, that U.S. dollar-denominated syndicated credit facilities currently being executed, or that include language similar to that contained in Section 3.1.4, are being executed or amended (as applicable) to incorporate or adopt a new benchmark interest rate to replace LIBOR, and

(2)	the joint election by Agent and the Borrower Agent to replace LIBOR with a Benchmark Replacement and the provision by Agent of written notice of such election to the Lenders.

(xii)	“Electronic Record” and “Electronic Signature”—as defined, respectively, by 15 USC §7006, as it may be amended from time to time.

(xiii)

“Other Rate Early Opt-in”—Agent and the Borrower Agent have elected to replace LIBOR with a Benchmark Replacement other than a SOFR-based rate pursuant to (1) an Early Opt-in Election and (2) Section 3.1.4(b) and paragraph (2) of the definition of “Benchmark Replacement”.

(xiv)

“Relevant Governmental Body”—the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto.

(xv)	“Rescindable Amount”—as defined in Section 5.5.3.

(xvi)	“Resolution Authority”—an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

(xvii)

“SOFR Early Opt-in”—Agent and the Borrower Agent have elected to replace LIBOR pursuant to (1) an Early Opt-in Election and (2) Section 3.1.4(a) and paragraph (1) of the definition of “Benchmark Replacement”.

(xviii)

“Term SOFR”—for the applicable corresponding tenor (or if any Available Tenor of a Benchmark does not correspond to an Available Tenor for the applicable Benchmark Replacement, the closest corresponding Available Tenor and if such Available Tenor corresponds equally to two Available Tenors of the applicable Benchmark Replacement, the corresponding tenor of the shorter duration shall be applied), the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

(xix)

“UK Financial Institution”—any BRRD Undertaking (as defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person subject to IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

(xx)	“UK Resolution Authority”—the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

(b)	The definition of “Bail-in Action” shall be amended to replace the reference therein from “EEA Financial Institution” to “Affected Financial Institution”.

(c)	The definition of “Bail-In Legislation” shall be deleted in its entirety and replaced with the following:

“Bail-In Legislation”—with respect to (a) any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, or (b) the United Kingdom, Part I of the United Kingdom Banking Act 2009 and any other law applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

(d)	The definition of “Stated Amount” shall be amended to insert “the Dollar Equivalent Amount of” immediately prior to the reference to “the outstanding amount of a Letter of Credit.”

(e)	The definition of “Write-Down and Conversion Powers” shall be deleted in its entirety and replaced with the following:

“Write-Down and Conversion Powers”—(a) the write-down and conversion powers of the applicable EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which powers are described in the EU Bail-In Legislation Schedule or (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

(f)

The definition of “Excluded Disposition” is hereby amended by replacing “(other than a Disposition of Refinery Collateral)” with the phrase “(other than a Disposition of Refinery Collateral at any time that the Refinery Asset Borrowing Base Component is greater than $0)”.

(g)	Section 1.8 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

“The Agent does not warrant, nor accept responsibility, nor shall the Agent have any liability with respect to the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any rate (including, for the avoidance of doubt, the selection of such rate and any related spread or other adjustment) that is an alternative or replacement for or successor to any of such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes.”

(h)

Section 2.3.2(a) of the Credit Agreement is hereby amended by (i) inserting “the Dollar Equivalent Amount of” immediately prior to (A) the reference to “the amount paid by such Issuing Bank under such Letter of Credit” in the first sentence thereof and (B) the reference to “the amount of such payment made by such Issuing Bank” in the third sentence thereof, and (ii) inserting “in Dollars” immediately after the reference to “Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans” in the third sentence thereof.

(i)	The references to “communication” in each of Sections 2.3.1(d), 4.4, 11.3 and 13.4 of the Credit Agreement shall be replaced by the text “Communication”.

(j)	Section 3.1.4 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

“Notwithstanding anything to the contrary herein or in any other Credit Document:

(a)

On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-week, 1-month, 2-month, 3-month, 6-month and 12- month U.S. dollar LIBOR tenor settings. On the earliest of (A) the date that all Available Tenors of U.S dollar LIBOR have permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative, (B) June 30, 2023 and (C) the Early Opt-in Effective Date in respect of a SOFR Early Opt-in, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(b)

(x) Upon (A) the occurrence of a Benchmark Transition Event or (B) a determination by Agent that neither of the alternatives under clause (1) of the definition of Benchmark Replacement are available, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders (and any such objection shall be conclusive and binding absent manifest error); provided that solely in the event that the then-current Benchmark at the time of such Benchmark Transition Event is not a SOFR-based rate, the Benchmark Replacement therefor shall be determined in accordance with clause (1) of the definition of Benchmark Replacement unless Agent determines that neither of such alternative rates is available.

(y) On the Early Opt-in Effective Date in respect of an Other Rate Early Opt-in, the Benchmark Replacement will replace LIBOR for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document.

(c)

At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, any Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower Agent’s receipt of notice from Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, such Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(d)

In connection with the implementation and administration of a Benchmark Replacement, Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)

Agent will promptly notify the Borrower Agent and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by Agent pursuant to this Section 3.1.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.1.4.

(f)

At any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including Term SOFR or LIBOR), then Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B) Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.”

(k)	Section 5.5.3 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

“Payments by Borrowers; Presumptions by Agent. Unless Agent shall have received notice from the Borrower Agent prior to the date on which any payment is due to Agent for the account of the Lenders or any Issuing Bank hereunder that the Borrowers will not make such payment, Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as the case may be, the amount due.

With respect to any payment that Agent makes for the account of the Lenders or any Issuing Bank hereunder as to which Agent determines (which determination shall be conclusive absent manifest error) that any of the following applies (such payment referred to as the “Rescindable Amount”) : (1) the Borrowers have not in fact made such payment; (2) Agent has made a payment in excess of the amount so paid by the Borrowers (whether or not then owed); or (3) Agent has for any reason otherwise erroneously made such payment; then each of the Lenders or the applicable Issuing Bank, as the case may be, severally agrees to repay to Agent forthwith on demand the Rescindable Amount so distributed to such Lender or such Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation.

A notice of Agent to any Lender, Issuing Bank or any Borrower with respect to any amount owing under this Section 5.5.3 shall be conclusive, absent manifest error.

(l)	Section 8.1.1 of the Credit Agreement shall be amended by deleting the last sentence thereof and replacing it with the following: “No Obligor is an Affected Financial Institution or Covered Entity.”

(m)	Section 8.1.24 of the Credit Agreement shall be amended by replacing the references thereof to “Restricted Subsidiary” with “Subsidiary”.

(n)

Section 9.1.8 of the Credit Agreement shall be amended by inserting the following as the last sentence thereof: “Each Obligor and Subsidiary shall maintain policies and procedures designed to promote and achieve compliance with applicable Anti-Corruption Laws and Sanctions.”

(o)

Section 9.2.3(e) of the Credit Agreement shall be amended by replacing the text “provided, further, that any such Indebtedness incurred to finance the purchase of Refinery Assets constituting Equipment shall not exceed at any time outstanding $5,000,000” in the proviso to subclause (i) thereof with the following: “provided, further, that any such Indebtedness incurred to finance the purchase of Refinery Assets constituting Equipment shall, at any time that the Refinery Asset Borrowing Base Component is greater than $0, not exceed at any time outstanding $5,000,000”.

(p)	Section 9.2.5 of the Credit Agreement shall be amended by:

(i) amending clause (d) thereof by replacing the text “(other than Permitted Accounts Transactions and Refinery Assets)” with the following text: “(other than Permitted Accounts Transactions and, at any time that the Refinery Asset Borrowing Base Component is greater than $0, Refinery Assets)”;

(ii) amending clause (h) thereof by replacing the text “provided however, that such Disposition is” with the following text: “provided however, that at any time that the Refinery Asset Borrowing Base Component is greater than $0, such Disposition is”;

(iii) clause (1) of the first proviso thereof is revised by inserting after the text “of the calendar month most recently ended” the text “at least 15 days prior to the date of such certificate”; and

(iv) replacing each reference to “Disposition of Refinery Asset”, “Disposition of Refinery Assets” and “Disposition of the Refinery Assets” in each of clauses (i), (ii), (iv) and (viii) of the first proviso thereof with the following text: “Disposition of Refinery Assets at any time that the Refinery Asset Borrowing Base Component is greater than $0”.

(q)	Section 11 of the Credit Agreement shall be amended by adding the following Section 11.15 at the end thereof:

11.15 Recovery of Erroneous Payments. Without limitation of any other provision in this Agreement, if at any time Agent makes a payment hereunder in error to any Lender or any Issuing Bank (the “Creditor Party”), whether or not in respect of an Obligation due and owing by any Borrower at such time, where such payment is a Rescindable Amount, then in any such event, each Creditor Party receiving a Rescindable Amount severally agrees to repay to Agent forthwith on demand the Rescindable Amount received by such Creditor Party in immediately available funds in the currency so received, with interest thereon, for each day from and including the date such Rescindable Amount is received by it to but excluding the date of payment to Agent, at the greater of the Federal Funds Rate and a rate determined by Agent in accordance with banking industry rules on interbank compensation. Each Creditor Party irrevocably waives any and all defenses, including any “discharge for value” (under which a creditor might otherwise claim a right to retain funds mistakenly paid by a third party in respect of a debt owed by another) or similar defense to its obligation to return any Rescindable Amount. Agent shall inform each Creditor Party promptly upon determining that any payment made to such Creditor Party comprised, in whole or in part, a Rescindable Amount.

(r)	Section 12.5 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

12.5 Certain ERISA Matters.

12.5.1. Each Lender represents and warrants, as of the date it became a Lender party hereto, and covenants, from the date it became a Lender party hereto to the date it ceases being a Lender party hereto, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of Obligors, that at least one of the following is and will be true: (a) Lender is not using “plan assets” (within the meaning of ERISA Section 3(42) or otherwise) of one or more benefit plans with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments or Credit Documents; (b) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents; (c) (i) Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (ii) such Qualified Professional Asset Manager made the investment decision on behalf of Lender to enter into, participate in, administer and perform the Loans, Letters of Credit, Commitments and Credit Documents, (iii) the entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14, and (iv) to the best knowledge of Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to Lender’s entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents; or (d) such other representation, warranty and covenant as may be agreed in writing between Agent, in its discretion, and Lender.

12.5.2. Further Lender Representation. Unless Section 12.5.1(a) or (d) is true with respect to a Lender, such Lender further represents and warrants, as of the date it became a Lender hereunder, and covenants, from the date it became a Lender to the date it ceases to be a Lender hereunder, for the benefit of, Agent and not, for the avoidance of doubt, to or for the benefit of any Obligor, that Agent is not a fiduciary with respect to the assets of such Lender involved in its entrance into, participation in, administration of and performance of the Loans, Letters of Credit, Commitments and Credit Documents (including in connection with the reservation or exercise of any rights by Agent under any Credit Document).

(s)

Section 13.1.2 of the Credit Agreement shall be amended by inserting the following as the first sentence thereof: “Notwithstanding anything in any Credit Document to the contrary, LIBOR and related matters may be modified in accordance with Section 3.1.4 and no further action or consent by any party shall be required.”

(t)

Section 13.2 of the Credit Agreement shall be amended by: (i) replacing the text “the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby” in clause (i) thereof with the following: “the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby (including, without limitation, the Indemnitee’s reliance on any Communication executed using an Electronic Signature or in the form of an

Electronic Record)” and (ii) inserting a new clause (z) to the end of clause (A) to proviso thereof as follows: “or (z) result from disputes solely between or among Indemnitees that do not involve or arise out of any act or omission of any of the Obligors or their Affiliates (other than any claims against an Indemnitee in its capacity as Agent, Arranger, Issuing Bank or similar role under any Credit Document, including such Indemnitee’s Affiliates, officers, directors, employees or other representatives acting in such capacity).”

(u)	Section 13.9 of the Credit Agreement shall be deleted in its entirety and replaced with the following:

13.9. Electronic Execution; Electronic Records. This Agreement, any Credit Document and any other Communication, including Communications required to be in writing, may be in the form of an Electronic Record and may be executed using Electronic Signatures. Each of the Obligors and each of Agent, each Issuing Bank and each Lender (collectively, each a “Credit Party”) agrees that any Electronic Signature on or associated with any Communication shall be valid and binding on such Person to the same extent as a manual, original signature, and that any Communication entered into by Electronic Signature, will constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with the terms thereof to the same extent as if a manually executed original signature was delivered. Any Communication may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Communication. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Agent and each of the Credit Parties may, at its option, create one or more copies of any Communication in the form of an imaged Electronic Record (“Electronic Copy”), which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document. All Communications in the form of an Electronic Record, including an Electronic Copy, shall be considered an original for all purposes, and shall have the same legal effect, validity and enforceability as a paper record. Notwithstanding anything contained herein to the contrary, neither Agent (in its capacity as such or as provider of Swingline Loans) nor any Issuing Bank is under any obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (a) to the extent Agent (in its capacity as such or as provider of Swingline Loans) and/or such Issuing Bank has agreed to accept such Electronic Signature, Agent and each of the Credit Parties shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any Obligor and/or any Credit Party without further verification and regardless of the appearance or form of such Electronic Signature, and (b) upon the request of Agent or any Credit Party, any Communication executed using an Electronic Signature shall be promptly followed by a manually executed counterpart.

Neither Agent (in its capacity as such or as provider of Swingline Loans) nor any Issuing Bank shall be responsible for or have any duty to ascertain or inquire into the sufficiency, validity, enforceability, effectiveness or genuineness of any Credit Document or any other agreement, instrument or document (including, for the avoidance of doubt, in connection with Agent’s (in its capacity as such or as provider of Swingline Loans) or any Issuing Bank’s reliance on any Electronic Signature transmitted by telecopy, emailed .pdf or any other electronic means). Agent (in its capacity as such or as provider of Swingline Loans) and each Issuing Bank shall be entitled to rely on, and shall incur no liability under or in respect of this Agreement or any other Credit Document by acting upon, any Communication or any statement made to it orally or by telephone and believed by it to be genuine and signed or sent or otherwise authenticated (whether or not such Person in fact meets the requirements set forth in the Loan Documents for being the maker thereof).

Each of the Obligors and each Credit Party hereby waives (i) any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement and/or any other Credit Document based solely on the lack of paper original copies of this Agreement, and/or such other Credit Document, and (ii) any claim against Agent, each Credit Party and each Related Party for any liabilities arising solely from Agent’s and/or any Credit Party’s reliance on or use of Electronic Signatures, including any liabilities arising as a result of the failure of the Loan Parties to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

(v)

Notwithstanding anything to the contrary in the Credit Agreement or in any other Credit Document, each of the Borrowers hereby irrevocably waives its right to request or continue, and acknowledges and agrees that the Lenders shall no longer have any obligation to fund or continue, Loans denominated in a currency other than Dollars.

(w)	Exhibit G (Form of Borrowing Base Certificate) to the Credit Agreement shall be amended by deleting the references therein to “Refinery Asset Borrowing Base Component.

3. Effectiveness; Conditions Precedent.

(a)

The consent provided in Section 1(b) of this Consent and Amendment and the amendments provided in Section 2 of this Consent and Amendment shall be effective upon satisfaction of each of the following conditions precedent (the date of satisfaction, the “First Effective Date”):

(i)	Agent’s receipt of executed counterparts of this Consent and Amendment executed by all Borrowers, all Guarantors (if any), Agent and the Supermajority Lenders;

(ii)

Both immediately prior and immediately after giving effect to the consent provided in Section 1(b) of this Consent and Amendment and the amendments provided in Section 2 of this Consent and Amendment, no Default or Event of Default exists;

(iii)

The representations and warranties in Section 4(a) shall be true and correct as of the First Effective Date and Agent shall have received a certificate executed by a Senior Officer of each Borrower or MLP General Partner as of the First Effective Date, in form and substance satisfactory to Agent, stating that such condition is satisfied; and

(iv)

Borrowers shall have paid all reasonable out-of-pocket costs and expenses of Agent (including the reasonable fees and expenses of counsel for Agent) to the extent that the Borrower Agent has received an invoice therefor at least two Business Days prior to the First Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced).

(b)

The consent provided in Section 1(a) of this Consent and Amendment shall be effective only upon the satisfaction on or before November 30, 2021 of each of the following conditions precedent (the date of satisfaction, the “Second Effective Date”):

(i)

The Refinery Asset Borrowing Base Component shall have been permanently reduced to $0 (the “Refinery Borrowing Base Reduction”) and immediately before and after giving effect to such Refinery Borrowing Base Reduction, no Overadvance shall exist;

(ii)

Agent shall have received an updated Borrowing Base Certificate prepared as of the close of business of (A) if the Hydrocracker Disposition is consummated prior to November 15, 2021, September 2021 and (B) otherwise, October 2021, in each case, after giving pro forma effect to the Refinery Borrowing Base Reduction, in form and substance reasonably acceptable to Agent;

(iii)

(i) At least 75% of the consideration paid to the Borrowers in connection with the Hydrocracker Disposition shall be in cash or Cash Equivalents, such payment shall be effected concurrently therewith and shall be in an amount not less than the fair market value of the Hydrocracker and to the extent that such Hydrocracker Disposition results in the Facility Usage exceeding the Aggregate Borrowing Base after giving effect thereto, Borrowers shall, prior to or concurrently with such consummation, repay the Obligations in an amount sufficient to eliminate such excess and (ii) Obligors agree to apply all Net Cash Proceeds of such Hydrocracker Disposition in compliance with clause (vi) of the proviso to Section 9.2.5 of the Credit Agreement;

(iv)

MLP Parent shall have (i) received certified copies of the articles of incorporation and bylaws of Montana Holdings and Montana Renewables and (ii) designated Montana Holdings as an Unrestricted Subsidiary in accordance with the terms and conditions set forth in the Credit Agreement and as an Unrestricted Subsidiary (as defined under, and in accordance with the terms and conditions set forth in, any Senior Notes Indenture, the Senior Secured Notes Indenture and any Refinancing Indebtedness of any of the foregoing);

(v)

(i) Availability (A) at all times during the 30-day period preceding the Hydrocracker Disposition and (B) on the date of such Hydrocracker Disposition and after giving effect thereto (including any reduction in the Aggregate Borrowing Base to result therefrom), in each case, on a Pro Forma Basis, shall be greater than or equal to the sum of (x) 15% of the Borrowing Base then in effect plus (y) the amount of any FILO Loans outstanding on a Pro Forma Basis and (ii) if Availability as referred to in (i)(A) or (B) above is less than the sum of (x) 22.5% of the Borrowing Base then in effect, plus (y) the amount of any FILO Loans outstanding on a Pro Forma Basis (which Availability under clause (i)(A) above shall be, for purposes of this clause (B) only, calculated on an average basis for such 30-day period), Borrower Agent shall have delivered to Agent a certificate demonstrating, based on adjustments made in good faith using reasonable assumptions, that, upon and after giving effect to such Hydrocracker Disposition, the Fixed Charge Coverage Ratio on a Pro Forma Basis would be at least 1.0 to 1.0;

(vi)	No Default or Event of Default exists at the time of the Hydrocracker Disposition or will arise as a result thereof;

(vii)

The representations and warranties in Section 4(a) and Section 4(b) shall be true and correct as of the Second Effective Date and Agent shall have received a certificate or certificates executed by a Senior Officer of each Borrower or MLP General Partner as of the Second Effective Date, in form and substance satisfactory to Agent, stating that such conditions and the conditions in the immediately preceding clauses (b)(i), (b)(ii), (b)(iii), (b)(iv), (b)(v) and (b)(vi) are satisfied;

(viii)

Borrowers shall have paid all reasonable out-of-pocket costs and expenses of Agent (including the reasonable fees and expenses of counsel for Agent) to the extent that the Borrower Agent has received an invoice therefor at least two Business Days prior to the Second Effective Date (without prejudice to any post-closing settlement of such fees, costs and expenses to the extent not so invoiced); and

(ix)	Agent shall have received such documentation and other information as has been reasonably requested by Agent in connection with this Consent and Amendment and the transactions contemplated hereby.

Without limiting the generality of the provisions of Section 11.3 of the Credit Agreement, for purposes of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Consent and Amendment shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless Agent shall have received notice from such Lender prior to the First Effective Date specifying its objection thereto.

4. Representations and Warranties. In order to induce Agent and Lenders to enter into this Consent and Amendment, each of the Obligors represents and warrants to Agent and Lenders as follows:

(a) all representations and warranties relating to such Obligor contained in the Credit Agreement or any other Credit Document are true and correct as of the date hereof as if made again on and as of the date hereof (except to the extent that such representations and warranties were expressly limited to another specific date, in which case they are true and correct as of such specific date);

(b) both immediately prior and immediately after giving effect to this Consent and Amendment, no Default or Event of Default exists;

(c) such Obligor has all requisite corporate or other organizational power and authority (as applicable) to execute and deliver this Consent and Amendment;

(d) the execution, delivery and performance of this Consent and Amendment and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other organizational action, do not require the approval, consent, exemption, authorization or other action by, or notice to or filing with, any Governmental Authority or any other Person in order to be effective and enforceable, and do not and will not violate or result in any breach or contravention of any Senior Notes Indenture or other material Contractual Obligation, including the Senior Secured Notes Agreements, to which such Obligor is a party or subject, any Organization Document of such Obligor or any Applicable Law;

(e) this Consent and Amendment has been duly executed and delivered on behalf of each Borrower party hereto; and

(f) this Consent and Amendment constitutes a legal, valid and binding obligation of each Borrower party hereto, enforceable against it in accordance with its terms except as enforceability may be limited by applicable Insolvency Proceeding and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

5. Reaffirmation. By its execution hereof, each Obligor expressly (a) consents hereto, (b) confirms and agrees that, notwithstanding the effectiveness of this Consent and Amendment, each Credit Document to which it is a party is, and the obligations of such Obligor contained in the Credit Agreement, if any, or in any other Credit Documents to which it is a party (in each case, as amended and modified by this Consent and Amendment), are and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, (c) affirms that each of the Liens and security interests granted by such Obligor in or pursuant to the Credit Documents are valid and subsisting and (d) agrees that this Consent and Amendment shall in no manner impair or otherwise adversely affect any of the Liens and security interests granted in or pursuant to the Credit Documents.

6. Entire Agreement. This Consent and Amendment, the Credit Agreement, and the other Credit Documents (collectively, the “Relevant Documents”), set forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relating to such subject matter. No promise, condition, representation or warranty, express or implied, not set forth in the Relevant Documents shall bind any party hereto, and no such party has relied on any such promise, condition, representation or warranty. Each of the parties hereto acknowledges that, except as otherwise expressly stated in the Relevant Documents, no representations, warranties or commitments, express or implied, have been made by any party to any other party in relation to the subject matter hereof or thereof. None of the terms or conditions of this Consent and Amendment may be changed, modified, waived or canceled orally or otherwise, except in writing and in accordance with Section 13.1 of the Credit Agreement.

7. Full Force and Effect of Credit Agreement. This Consent and Amendment is a Credit Document. Except as expressly consented hereto, all terms and provisions of the Credit Agreement and all other Credit Documents remain in full force and effect and nothing contained in this Consent and Amendment shall in any way impair the validity or enforceability of the Credit Agreement or the Credit Documents, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein.

8. Counterparts. This Consent and Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of a signature page of this Consent and Amendment by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

9. Governing Law; Jurisdiction; Waiver of Jury Trial. THIS CONSENT AND AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS CONSENT AND AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. Sections 13.13, 13.14 and 13.15 of the Credit Agreement are hereby incorporated herein by this reference.

10. Severability. If any provision of this Consent and Amendment is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Consent and Amendment and the other Credit Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with legal, valid and enforceable provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. References. All references to the “Credit Agreement” in the Credit Documents shall mean the Credit Agreement giving effect to this Consent and Amendment.

12. Successors and Assigns. This Consent and Amendment shall be binding upon and inure to the benefit of Obligors, Agent and Secured Parties and their respective successors and assigns, except that (a) no Obligor shall have the right to assign its rights or delegate its obligations under any Credit Documents, and (b) any assignment by a Lender must be made in compliance with Section 12.3 of the Credit Agreement.

13. Release of Liens on the Refinery Collateral. Effective as of the Second Effective Date and pursuant to Section 7.8 of the Credit Agreement, Agent releases, discharges and disclaims all of its Liens on the Refinery Collateral, and shall execute and deliver such releases of Liens (and hereby authorizes the Borrower Agent to file releases on Form UCC-3) as Borrower Agent may reasonably request to give effect to the foregoing.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Consent and Amendment to be made, executed and delivered by their duly authorized officers as of the day and year first above written.

BORROWERS:

CALUMET SPECIALTY PRODUCTS PARTNERS, L.P.

By:	Calumet GP, LLC, its general partner

	By:	/s/ Louis Todd Borgmann
	Name:	Louis Todd Borgmann
	Title:	Executive Vice President and Chief Financial Officer

CALUMET OPERATING, LLC

By:	Calumet Specialty Products Partners, L.P., its sole member

	By:	Calumet GP, LLC, its general partner

		By:	/s/ Louis Todd Borgmann
		Name:	Louis Todd Borgmann
		Title:	Executive Vice President and Chief Financial Officer

CALUMET FINANCE CORP.

By:	/s/ Louis Todd Borgmann
Name:	Louis Todd Borgmann
Title:	Executive Vice President and Chief Financial Officer

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CALUMET INTERNATIONAL, INC.

By:	/s/ Louis Todd Borgmann
Name:	Louis Todd Borgmann
Title:	Executive Vice President and Chief Financial Officer

KURLIN COMPANY, LLC

By:	Calumet International, Inc., its sole member

	By:	/s/ Louis Todd Borgmann
	Name:	Louis Todd Borgmann
	Title:	Executive Vice President and Chief Financial Officer

CALUMET BRANDED PRODUCTS, LLC

By:	Calumet Operating, LLC, its sole member

	By:	Calumet Specialty Products Partners, L.P., its sole member

		By:	Calumet GP, LLC, its general partner

			By:	/s/ Louis Todd Borgmann
			Name:	Louis Todd Borgmann
			Title:	Executive Vice President and Chief Financial Officer

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BEL-RAY COMPANY, LLC

By:	Calumet Branded Products, LLC, its sole member

	By:	Calumet Operating, LLC, its sole member

		By:	Calumet Specialty Products Partners, L.P., its sole member

			By:	Calumet GP, LLC, its general partner

				By:	/s/ Louis Todd Borgmann
				Name:	Louis Todd Borgmann
				Title:	Executive Vice President and Chief Financial Officer

CALUMET REFINING, LLC

By:	Calumet Operating, LLC, its sole member

	By:	Calumet Specialty Products Partners, L.P., its sole member

		By:	Calumet GP, LLC, its general partner

			By:	/s/ Louis Todd Borgmann
			Name:	Louis Todd Borgmann
			Title:	Executive Vice President and Chief Financial Officer

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

CALUMET PRINCETON REFINING, LLC

CALUMET COTTON VALLEY REFINING, LLC

CALUMET SHREVEPORT REFINING, LLC

CALUMET SAN ANTONIO REFINING, LLC

CALUMET MONTANA REFINING, LLC

CALUMET MISSOURI, LLC

CALUMET KARNS CITY REFINING, LLC

CALUMET DICKINSON REFINING, LLC

By:	Calumet Refining, LLC, their sole member

	By:	Calumet Operating, LLC, its sole member

		By:	Calumet Specialty Products Partners, L.P., its sole member

			By:	Calumet GP, LLC, its general partner

				By:	/s/ Louis Todd Borgmann
				Name:	Louis Todd Borgmann
				Title:	Executive Vice President and Chief Financial Officer

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

AGENT AND LENDERS:	BANK OF AMERICA, N.A., as Agent, a Lender and an Issuing Bank

	By:	/s/ Terrance O. McKinney
	Name:	Terrance O. McKinney
	Title:	Senior Vice President

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Thomas A Martin
Name:	Thomas A Martin
Title:	Authorized Signatory

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Christopher A. Salek
Name:	Christopher A. Salek
Title:	Executive Director

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

REGIONS BANK, as a Lender

By:	/s/ Stephen J. McGreevy
Name:	Stephen J. McGreevy
Title:	Managing Director

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BMO HARRIS BANK, N.A., as a Lender

By:	/s/ William J. Kennedy
Name:	William J. Kennedy
Title:	Vice President

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

BARCLAYS BANK PLC, as a Lender

By:	/s/ Sydney G. Dennis
Name:	Sydney G. Dennis
Title:	Director

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Rod Swenson
Name:	Rod Swenson
Title:	Vice President

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

PNC BANK, NATIONAL ASSOCIATION, successor to BBVA USA, as a Lender

By:	/s/ Andrew Salmon
Name:	Andrew Salmon
Title:	Vice President

CONSENT AND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT